                                                                  RULE 424(B)(3)
                                                     REGISTRATION NO. 333-114733

                                   PROSPECTUS

                                19,009,102 UNITS

                            CATSKILL LITIGATION TRUST

          This  prospectus  relates  to  the  offer  and  sale  by  the  selling unitholders  identified in this  prospectus of up to an aggregate  19,009,102 of our units.  We will not  receive any  proceeds  from the sale of our units under this prospectus.

          These units were originally issued in connection with our formation as part of Empire Resorts,  Inc.'s recently completed consolidation with Monticello
Raceway Management,  Inc., Monticello Casino Management, LLC, Monticello Raceway
Development Company,  LLC and Mohawk Management,  LLC. As a condition to closing that consolidation,  each of Catskill  Development,  L.L.C.,  Monticello Raceway
Development  Company and Mohawk  Management  assigned to us all of their  claims under or related to the  alienation  and  frustration  of their  agreements  and business  relations  with the St.  Regis  Mohawk  Tribe and their  rights to any proceeds  from any  settlement  or  award  that may  arise  from any  litigation relating to that claim. We were then required to evidence the prorata beneficial ownership of the  interests in the claims  assigned  through the issuance of our units.

          The selling  unitholders may offer their units at any of the following prices,  which may reflect  discounts from the  prevailing  market prices at the time of sale:

          o    Fixed prices that may be changed
          o    Market prices prevailing at the time of sale
          o    Prices related to such prevailing market prices
          o    At negotiated prices
          o    Varying prices determined at the time of sale

          There is currently no trading market for our units.  Our units are not listed on any exchange or a national market and no trading market is expected to develop.

          Our principal  executive  offices are located at c/o Christiana Bank &
Trust Company, 1314 King Street,  Wilmington,  Delaware 19801, and our telephone number there is (302) 888-7400.

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THIS INVESTMENT  INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON
PAGE 4.
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Neither the Securities and Exchange Commission nor any other regulatory body has approved or  disapproved  of these  securities  or passed  upon the  accuracy or adequacy of this prospectus.  Any  representation  to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                 The date of this prospectus is May 14, 2004.

                                TABLE OF CONTENTS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

                                       I

                               PROSPECTUS SUMMARY

THE LITIGATION TRUST AND OUR LITIGATION CLAIMS

          We are a statutory trust created under Delaware law. Our formation was a condition  to the  consolidation  of Empire  Resorts with  Monticello  Raceway
Management,   Monticello  Casino  Management,   Monticello  Raceway  Development
Company, and Mohawk Management. Also as a condition to that consolidation,  each of  Catskill  Development,  Monticello  Raceway  Development  Company and Mohawk
Management,  agreed to assign to us all of their  claims under or related to the alienation and frustration of their  agreements and business  relations with the
St. Regis Mohawk Tribe. That assignment included rights to any proceeds from any settlement or award that may arise from any  litigation  relating to that claim.
Our  litigation  claims arise from the efforts of each of Catskill  Development,
Monticello Raceway Development Company and Mohawk Management to develop with the
St. Regis Mohawk Tribe a gaming casino in Monticello, New York. We spent several years and  substantial  funds to develop and obtain  required  approvals for the casino. Subsequently,  Park Place Entertainment Corporation, the world's largest gaming corporation and Atlantic City's largest casino operator,  entered into an agreement providing for the St. Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place  Entertainment  Corporation.  That
agreement   conflicted   with  the  Mohawk  Tribe's   agreements  with  Catskill
Development, Monticello Raceway Development and Mohawk Management. There are two
lawsuits presently pending. The first lawsuit is Catskill  Development,  L.L.C.,
Mohawk Management,  L.L.C., and Monticello Raceway Development Company,  L.L.C.,
Plaintiffs. v. Park Place Entertainment  Corporation,  Defendant.  (Civil Action
No. 00CIV8660  (CM)(GAY)) (United States District Court Southern District of New
York).  This  lawsuit  had  initially  been  dismissed  on a motion for  summary judgment.  However,  those rulings have been  appealed.  In addition,  the trial court  vacated  the earlier  decision  granting  summary  judgment to Park Place
Entertainment,  in order to allow additional discovery  proceedings.  The second
lawsuit  is  Catskill  Development,   L.L.C.,  Mohawk  Management,  L.L.C.,  and
Monticello Raceway Development Company, L.L.C., Plaintiffs. against Gary Melius,
Ivan Kaufman, Walter Horn, President R.C. - St. Regis Management Company, et al,
Defendants. (Index No. 891/03) (Supreme Court of the State of New York County of
Sullivan). This lawsuit is in its preliminary stages and prosecution of the suit may be deferred  pending the  resolution of certain  issues related to the first lawsuit. Our purposes are the prosecution of our claims now through the recovery of any settlement or final  judgments and the  distribution of the net amount of any such recoveries to our beneficiaries.

DESCRIPTION OF OUR LINE OF CREDIT

          Empire  Resorts has provided a line of credit of  $2,500,000 to us for the  purpose  of  paying  any  and  all  of our  expenses  permitted  under  our declaration of trust.

OUR TRUSTEES

          Joseph E.  Bernstein and Paul A. deBary are our  litigation  trustees.
They have the authority to make all decisions in connection with the prosecution of our litigation claims,  including selecting and supervising  existing and any new counsel,  instituting additional lawsuits, drawing on funds from our line of credit and deciding whether or not to accept any settlement offer.

          Christiana  Bank & Trust Company is our  administrative  trustee.  The primary  function of the  administrative  trustee is to fulfill our  requirement under  Delaware  law to have one trustee  with its  principal  place of business located  within  the state of  Delaware  and to perform  certain  administrative functions  as set  forth in our  declaration  of trust at the  direction  of our litigation trustees.

COMPENSATION OF OUR TRUSTEES

          Each litigation trustee is entitled to the following:

          o    reimbursement of expenses incurred in carrying out our purposes.

          o    $5,000 per month, to the extent there are funds available.

          o    4% to Joseph Bernstein and 1% to Paul deBary of the total amounts received in any  settlement  or award,  less  expenses and to the extent there are available funds.

          Our administrative trustee is entitled to the following:

          o    reimbursement of expenses incurred in carrying out our purposes.

          o    Acceptance   Fee  of   $5,000.00;   Includes   the  first   month
               administration fee

          o    Monthly Administration Fee of $ 500.00; and

          o    Custody Fee on any cash or marketable  securities,  other than on certain cash balances:

          .05 of 1% (5.00 basis  points) per annum on the first  $10,000,000  of the account's fair market value; and

          .03  of 1%  (3.00  basis  points)  per  annum  on the  balance  of the account's fair market value.

NO EXISTING TRADING MARKET FOR OUR UNITS

          There is no current trading market for our units and one is not likely to  develop.  We have no current  plans to apply to have our units  traded on an exchange or a national  market.  Even if a market for our units develops,  there would likely be minimal trading, limited liquidity and there can be no assurance as to the price at which our units  would trade at any time and such price could be subject to rapid and substantial change,  depending upon, among other things, developments regarding our litigation claims. See "Risk Factors."

          OUR UNITS ARE HIGHLY SPECULATIVE SECURITIES THAT INVOLVE A HIGH DEGREE
OF RISK. See "Risk Factors."

THE OFFERING

          This  prospectus  relates to the offer and sale, from time to time, of up to 19,009,102 of our units by the selling unitholders listed below. The units being offered under this  prospectus  were issued to the selling  unitholders in connection  with our  formation as part of Empire  Resorts'  recently  completed consolidation.  Our registration of the resale of our units does not necessarily mean that all or any  portion of such  units  will be offered  for resale by the selling  unitholders.  We have agreed to bear the  expenses of  registering  the units under all federal and state securities laws.

Units offered by us:                       None

Units offered by selling unitholders:      19,009,102

Use                                        of Proceeds:  We will not receive any
                                           of the proceeds  from the sale of the
                                           units  because  the  units  are being
                                           offered  by the  selling  unitholders
                                           and we are not offering any units for
                                           sale  under  this  prospectus.

Risk Factors:                              The ownership of our units involves a
                                           high  degree  of  risk.   You  should
                                           carefully  review and consider  "Risk
                                           Factors" beginning on page 4.

                                  RISK FACTORS

          THE OWNERSHIP OF OUR UNITS  INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
CAREFULLY  CONSIDER THE FOLLOWING RISK FACTORS AND ALL OF THE OTHER  INFORMATION
SET FORTH IN THIS  PROSPECTUS.  THE RISKS  DESCRIBED BELOW ARE NOT THE ONLY ONES
FACING US.  ADDITIONAL RISKS NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM
IMMATERIAL MAY ALSO IMPAIR US.

WE WILL BE CONTROLLED BY OUR LITIGATION  TRUSTEES AND OUR UNITHOLDERS  WILL HAVE
NO AUTHORITY REGARDING DECISIONS MADE ON BEHALF OF THE TRUST

          All decisions concerning the conduct of our litigation claims, drawing on funds from our line of credit, distribution of assets and our termination are to be made by our  litigation  trustees,  in  accordance  with the  terms of our declaration of trust. Our unitholders will have no control over these decisions.

OUR  UNITHOLDERS  WILL ONLY BE ENTITLED TO PROCEEDS OF ANY  SETTLEMENT  OR AWARD
AFTER THE PAYMENT OF OUR EXPENSES  AND  REPAYMENT OF OUR LINE OF CREDIT AND WILL
HAVE LIMITED RIGHTS TO BRING SUIT AGAINST US

          Our  unitholders  will only be entitled to the net  proceeds  from any settlement or award,  if any, of our litigation  claims after the payment of our expenses, the fees of our litigation trustees, any amounts outstanding under our line of credit and  $7,500,000  to Empire  Resorts  for  reimbursement  of prior expenses incurred in connection with our litigation claims. Our unitholders will not have any right to bring suit  against us or any party on our  behalf,  other than a suit for  nonpayment  of the net proceeds of a settlement  or award,  and only after there is an  affirmative  majority vote of all of our  unitholders to bring such suit.

WE MAY NOT BE SUCCESSFUL IN OUR LITIGATION CLAIMS

          We  presently  have  two  lawsuits  pending  in  connection  with  our litigation  claims. The first lawsuit is against Park Place  Entertainment,  the world's largest gaming conglomerate, which has substantially greater assets than we do. We expect that Park Place  Entertainment  will use its substantial assets to aggressively  defend itself in this lawsuit.  Our second suit is still in its preliminary  stages.  There can be no assurance  that we will be  successful  in either of these  litigations.  See "THE  LITIGATION  TRUST-  Our  Formation  and
Purpose," and "Background of Our Litigation Claims."

OUR LITIGATION  TRUSTEES MAY HAVE AN INTEREST IN SETTLING OUR LITIGATION  CLAIMS
FOR AMOUNTS THAT WOULD RESULT IN LIMITED OR NO PAYMENTS MADE TO OUR UNITHOLDERS

          Our  litigation  trustees  are to  receive an  aggregate  of 5% of any recovery of an award or settlement. After they are paid that amount and prior to our  unitholders  receiving  any  distributions,  Empire  Resorts  will  be paid
$7,500,000 for  reimbursement of prior expenses  incurred in connection with our litigation  claims.  Therefore,  there may be  instances  where  our  litigation trustees  have an interest in settling  our  litigation  claims for amounts that could result in limited or no payment made to our unitholders.

EVEN IF THERE IS A  RECOVERY  BASED ON OUR  LITIGATION  CLAIMS,  THERE CAN BE NO
ASSURANCES  THAT  THERE WILL BE  SUFFICIENT  FUNDS TO MAKE ANY  PAYMENTS  TO OUR
UNITHOLDERS

          Even if we  obtain  a  settlement  or award  based  on our  litigation claims, there can be no assurance that our unitholders will receive any proceeds from such settlement or award. Prior to our unitholders  receiving any payments, we are  required to pay all of our  expenses  and set aside a reserve for future expenses, pay the fees of our litigation trustees, any amounts outstanding under our line of credit and  $7,500,000  to Empire  Resorts to reimburse it for prior expenses incurred in connection with our litigation  claims. See "THE LITIGATION
TRUST - Deposits to and Distributions from Our Recovery Account."

IF EMPIRE RESORTS CANNOT MEET ITS OBLIGATIONS  UNDER OUR LINE OF CREDIT,  WE MAY
NOT HAVE SUFFICIENT FUNDS TO PROSECUTE OUR LITIGATION CLAIMS

          Our only existing source of capital to prosecute our litigation claims is our line of credit  provided by Empire  Resorts.  Empire Resorts is a holding company and is therefore  dependent on its subsidiaries to pay dividends or make distributions  in order to  generate  internal  cash  flow  and to  satisfy  its obligations,  including its obligations  under our line of credit.  In addition,
Empire Resorts has a history of net operating losses.  Therefore there can be no assurance that it will be able to meet its obligations under our line of credit.
If Empire Resorts cannot meet its obligations  under our line of credit,  we may not have sufficient funds to prosecute our litigation  claims. See "MANAGEMENT'S
DISCUSSION    AND   ANALYSIS   OF   FINANCIAL    CONDITION    AND   RESULTS   OF
OPERATIONS-Liquidity and Capital Resources."

OUR LINE OF CREDIT MAY NOT BE SUFFICIENT TO PROSECUTE OUR LITIGATION  CLAIMS AND
THEREFORE WE MAY HAVE TO SETTLE,  WITHDRAW OR ABANDON OUR  LITIGATION  CLAIMS OR
TERMINATE OUR TRUST

          Our only source of capital to fund the  prosecution  of our litigation claims is our line of credit provided by Empire Resorts.  If the funds available under  our  line of  credit  are not  sufficient  and we are  unable  to  obtain additional  financing  on  acceptable  terms  or at  all,  we may be  unable  to prosecute our litigation claims.

THERE IS NO TRADING  MARKET FOR OUR UNITS,  ONE IS NOT LIKELY TO DEVELOP  AND IT
MAY BE DIFFICULT TO ESTABLISH A PRICE PER UNIT OF OUR UNITS

          There is no current  trading market for our units and we do not intend to seek to have our units traded on an exchange or a national market.  Even if a trading market were to develop,  there would likely be minimal trading,  limited liquidity  and the  price  of our  units  may  depend  on a  number  of  factors including,  but not limited to, the nature of court decisions and opinions,  the settlement of any of our pending  lawsuits and any  additional  lawsuits and our ability to fund the  prosecution  of the  pending  lawsuits  and any  additional lawsuits arising from our litigation claims.  Consequently,  if a trading market is established there may be wide fluctuations in the price of our units.

UNITHOLDERS MAY NOT BE ABLE TO ADEQUATELY  VALUE OUR UNITS BECAUSE WE MAY NOT BE
ABLE TO DISCLOSE ALL INFORMATION ABOUT OUR LAWSUITS TO OUR UNITHOLDERS

          Our ability to disclose details of our litigation  claims on a regular basis may be limited by the inherent  nature and rules of judicial  proceedings, including,  among other things,  proceedings  and filings that are sealed by the court,  matters  involving  attorney-client  privilege and proceedings  that are conducted on a confidential basis by agreement of the parties.  Our inability to disclose  potentially  material  information  may make it difficult to value our units.

THE LOSS OF SERVICES OF EITHER OF OUR LITIGATION  TRUSTEES COULD PREVENT US FROM
SUCCESSFULLY PROSECUTING OUR LITIGATION CLAIMS

          Our success depends in large part upon the abilities of our litigation trustees.  Both Messrs.  Bernstein and deBary have extensive knowledge regarding our litigation claims. The loss of services of either of our litigation trustees could prevent us from successfully prosecuting our litigation claims.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Some   of  the   statements   contained   in   this   prospectus   are
"forward-looking  statements" as that term is defined in the Private  Securities
Litigation  Reform  Act.  The  words  "anticipate",   "believes",   "estimates",
"expects",  "plans",  "intends"  and similar  expressions  are meant to identify these statements as forward-looking  statements,  but they are not the exclusive means of identifying  them. The  forward-looking  statements in this  prospectus reflect the current views of our litigation  trustees;  however,  various risks, uncertainties and contingencies  would cause our actual results,  performance or achievements  to differ  materially  from  those  expressed  or implied by these statements.

          We  assume  no  obligation  to  update  publicly  any  forward-looking statements, whether as a result of new information,  future events or otherwise.
For a discussion of important risks of an investment in our units, see the "Risk
Factors"  section of this  prospectus.  In light of the risks and  uncertainties discussed in "Risk Factors" and elsewhere in this prospectus, events referred to in forward-looking statements in this prospectus might not occur.

                                 USE OF PROCEEDS

          We will not  receive  any of the  proceeds  from the sale of the units under this  prospectus.  The selling  unitholders  will receive all the proceeds from the sale of our units under this prospectus.

                                 DIVIDEND POLICY

          We  have  never  paid  a cash  dividend  on  our  units  and we do not anticipate paying cash dividends on our units in the foreseeable future.

                              MARKET FOR SECURITIES

          There is no current  trading market for our units and we do not intend to seek to have our units traded on an exchange or a national market.

                             SELECTED FINANCIAL DATA

          The following  selected  financial  data should be read in conjunction with the financial statements and the notes thereto and "Management's Discussion and  Analysis  of  Financial  Condition  and  Results  of  Operations"  included elsewhere in this prospectus. The balance sheet data as of January 12, 2004 have been derived from our financial statements,  which have been audited by Marcum &
Kliegman LLP, independent auditors.

                                                 As of January 12, 2004
          BALANCE SHEET DATA:

          Assets                                          $--

          Liabilities                                     $--

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

          You should read the  following  discussions  in  conjunction  with our
financial   statements  and  the  related  notes  thereto  and  other  financial information  appearing  elsewhere in this prospectus.  The following  discussion contains  forward-looking  statements that involve risks and uncertainties.  Our
actual  results  could  differ   materially   from  those   anticipated  in  the
forward-looking  statements  as a result of  various  factors,  including  those discussed in "Risk Factors" and elsewhere in this prospectus.

GENERAL

          We are a statutory trust created under Delaware law. Our formation was a condition  to the  consolidation  of Empire  Resorts with  Monticello  Raceway
Management,   Monticello  Casino  Management,   Monticello  Raceway  Development
Company, and Mohawk Management. Also as a condition to that consolidation,  each of  Catskill  Development,  Monticello  Raceway  Development  Company and Mohawk
Management,  agreed to assign to us all of their  claims under or related to the alienation and frustration of their  agreements and business  relations with the
St. Regis Mohawk Tribe. That assignment included rights to any proceeds from any settlement or award that may arise from any  litigation  relating to that claim.
Our  litigation  claims arise from the efforts of each of Catskill  Development,
Monticello Raceway Development Company and Mohawk Management to develop with the
St. Regis Mohawk Tribe a gaming casino in Monticello, New York. We spent several years and  substantial  funds to develop and obtain  required  approvals for the casino. Subsequently,  Park Place Entertainment Corporation, the world's largest gaming corporation and Atlantic City's largest casino operator,  entered into an agreement providing for the St. Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place  Entertainment  Corporation.  That

agreement   conflicted   with  the  Mohawk  Tribe's   agreements  with  Catskill
Development, Monticello Raceway Development and Mohawk Management. There are two
lawsuits presently pending. The first lawsuit is Catskill  Development,  L.L.C.,
Mohawk Management,  L.L.C., and Monticello Raceway Development Company,  L.L.C.,
Plaintiffs. v. Park Place Entertainment  Corporation,  Defendant.  (Civil Action
No. 00CIV8660  (CM)(GAY)) (United States District Court Southern District of New
York).  This  lawsuit  had  initially  been  dismissed  on a motion for  summary judgment.  However,  those rulings have been  appealed.  In addition,  the trial court  vacated  the earlier  decision  granting  summary  judgment to Park Place
Entertainment,  in order to allow additional discovery  proceedings.  The second
lawsuit  is  Catskill  Development,   L.L.C.,  Mohawk  Management,  L.L.C.,  and
Monticello Raceway Development Company, L.L.C., Plaintiffs. against Gary Melius,
Ivan Kaufman, Walter Horn, President R.C. - St. Regis Management Company, et al,
Defendants. (Index No. 891/03) (Supreme Court of the State of New York County of
Sullivan).  This  lawsuit is in its  preliminary  stages.  Our  purposes are the prosecution of our  litigation  claims through the recovery of any settlement or final judgments and the distribution of the net amount of any such recoveries to our beneficiaries.

          The   administration   of  our  litigation   trust  will  involve  the
authentication  and payment of fees and expenses for legal and related  services in connection with our litigation  claims,  reporting and regulatory  compliance
and  the   maintenance   of  litigation,   financial  and  unitholder   records.
Administrative expenses are currently estimated to be approximately $200,000 per year, including the fees of the litigation and administrative trustees, auditors and  accountants  and other  support  services.  Legal  fees and other  expenses involved in our  litigation  claims are impossible to predict with any degree of accuracy.  No  assurance  can be given that the amounts  available to us for the payment of such  expenses  under our line of credit will be  sufficient to carry our  litigation  claims through to a successful  conclusion or that  alternative funds will be available for such purpose.

LIQUIDITY AND CAPITAL RESOURCES

          Empire Resorts has provided us with an  irrevocable  line of credit of up to $2,500,000  to provide funds to pay any and all of our expenses  permitted under our declaration of trust. No interest is payable on amounts advanced under our line of  credit.  Amounts  outstanding  under our line of  credit  are to be repaid by us from proceeds  received from any  settlement or award in connection with our  litigation  claims  after  payment of an amount  necessary  to pay our litigation  trustees the fees for their  services as litigation  trustees as set forth in our declaration of trust.  Repayments of amounts  outstanding under our line of  credit  may be made as a whole or in part from time to time at any time without notice. We may reborrow any amounts so repaid.  Our line of credit shall remain in full force and effect until our termination.

          Empire Resorts is a holding  company,  owning all the capital stock or membership  interests of certain  other  entities.  Empire  Resorts is therefore dependent  on these other  entities to pay  dividends or make  distributions  in order to generate  internal cash flow and to satisfy its obligations,  including its obligations  under our line of credit.  There can be no assurance,  however, that these other entities will generate  enough revenue to pay cash dividends or make cash  distributions.  In addition,  these entities may enter into contracts that limit or prohibit  their  ability to pay  dividends or make  distributions.
Empire  Resorts  had no net  operating  revenue  during  the  fiscal  year ended
December  31, 2003 and  sustained a net  operating  loss of  approximately  $8.0 million  during such period.  Therefore,  there can be no assurance  that Empire
Resorts will have the ability to meet its obligations under our line of credit.

                              PRINCIPAL UNITHOLDERS

          The following table sets forth as of April 1, 2004 certain information with respect to the beneficial ownership (including units previously distributed to  stockholders  of Empire  Resorts) of our units of (1) each of our litigation trustees,  and (2) each person known to us to own  beneficially  five percent or more of our outstanding units:

                                     Number of Units         Percent of Class of Units
Name and Address(1)               Beneficially Owned(2)       Beneficially Owned(3)
-------------------               ---------------------       ---------------------
Joseph E. Bernstein
6663 Casa Grande Way
Delray Beach, FL 33446                2,408,253(4)                   10.61

Paul A. deBary
477 Madison Avenue
New York, New York 10022                250,422                        1.1
Monticello Realty, L.L.C.             5,732,261                      25.25

Americas Tower Partners               6,599,294                      29.07

Robert A. Berman                      5,625,429(5)                   24.78

(1)  Unless  otherwise  indicated,  the  address  of each  named  holder  is c/o
     Christiana  Bank & Trust Company,  1314 King Street,  Wilmington,  Delaware
     19801.

(2)  Beneficial  ownership is determined in accordance with the rules of the SEC
     and  generally   includes  voting  or  investment  power  with  respect  to securities.

(3)  Based on 22,702,896 of our units outstanding as of April 1, 2004.

(4)  Includes (1) 2,309,753 of our units held by Americas Tower Partners and (2)
     98,500 of our units that were  previously  distributed to  stockholders  of
     Empire Resorts and are held in the name of Joseph E. Bernstein on behalf of the JB Trust. Joseph E. Bernstein  beneficially owns a 1% economic interest and 50% voting power in Americas Tower Partners, and the JB Trust, in which
     Mr.  Bernstein's  mother,   Helen  Bernstein,   is  sole  trustee  and  Mr.
     Bernstein's  children are ultimate  beneficiaries,  beneficially owns a 49%
     economic interest, with no voting rights.

(5)  Mr.  Berman  is the  Chief  Executive  Officer  and  member of the Board of
     Directors of Empire Resorts.

                               SELLING UNITHOLDERS

          The  following  table  sets  forth  the  name of  each of the  selling unitholders,  the  number  of units  beneficially  owned by each of the  selling unitholders,  the number of units that may be offered under this  prospectus and the number of units owned by each of the selling  unitholders after the offering is completed.

          Beneficial ownership is determined in accordance with the rules of the
Securities and Exchange  Commission and generally  includes voting or investment power with respect to securities.  To our knowledge,  except as set forth in the footnotes to this table and subject to applicable  community property laws, each person named in the table has sole voting and  investment  power with respect to the shares shown as beneficially owned by him or her.

                                                                 Beneficial Ownership
                                                                     after Offering
                                    Number of                    --------------------
                                     Units           Maximum
                                  Beneficially   Number of Units
                                  Owned Prior     to be Offered   Number      Percent
            Name                   to Offering     for Resale    of Units    of Class
            ----                  ------------   --------------- --------    --------

Monticello Realty, L.L.C.(1)      5,732,261      5,732,261           0          --
Americas Tower Partners (2)       6,599,294      6,599,294           0          --
Robert Berman                     4,531,425      4,531,425           0          --
Debbie Berman                        47,410         47,410           0          --
Berman Family Trust (3)             142,296        142,296           0          --
Scott Kaniewski                      10,217         10,217           0          --
Kaniewski Family LP (4)             333,870        333,870           0          --
KFP Trust (5)                       395,703        395,703           0          --
Philip Berman                       330,533        330,533           0          --
Brian Nastruz                        10,016         10,016           0          --
Paul deBary                         198,319        198,319           0          --
Gunther Arzberger                    33,053         33,053           0          --
Bill Bard                            33,053         33,053           0          --
Shlomo Ben-Hamoo                      3,339          3,339           0          --
Daryl Cramer                          8,280          8,280           0          --
Kenneth Cramer                       16,560         16,560           0          --
Philip Datloff                      198,319        198,319           0          --
Stephen Goldenberg                   54,555         54,555           0          --
Leonard Parker                       33,053         33,053           0          --
Burt Bloom                           16,560         16,560           0          --
Steven Schwimmer                     16,560         16,560           0          --
Bruce Rosen                          33,053         33,053           0          --
Richard Rose                         99,160         99,160           0          --
Kimi Sato                            33,053         33,053           0          --
Robin Rose                           99,160         99,160           0          --

(1)  Maurice  Dabbah  is  the  President  and  sole   stockholder  of  Manhattan
     Development Corporation,  which is the Manager of Monticello Realty, L.L.C.
     As a result, Maurice Dabbah is thenatural person who holds  investment  and

                                       10

     voting power over the units being offered by Monticello Realty, L.L.C.
(2)  NYL Development  Corporation,  NYL Limited Partners Limited Partnership and
     Americas  Tower  Limited  Partners  Limited  Partnership  are  the  general partners  of  Americas  Tower  Partners.  NYL  Development  Corporation  is
     indirectly  owned by Joseph E. Bernstein and Ralph J. Bernstein.  Joseph E.
     Bernstein  and Ralph J.  Bernstein  are the sole  general  partners  of NYL
     Limited Partners Limited Partnership,  which is the sole general partner of
     Americas Tower Limited Partners Limited Partnership. As a result, Joseph E.
     Bernstein  and  Ralph  J.  Bernstein  are  the  natural  persons  who  hold investment  and voting power over the units being offered by Americas Tower
     Partners.
(3)  Robert Berman's wife, Debbie Berman,  and his brother,  Philip Berman,  are co-trustees  of the Berman  Family  Trust.  As a result,  Debbie Berman and
     Philip Berman are the natural  persons who hold investment and voting power over the  units  being  offered  by the  Berman  Family  Trust.
(4)  Scott  Kaniewski  is a 1%  limited  partner  and  general  partner  of  the
     Kaniewski Family LP. As a result, Scott Kaniewski is the natural person who holds  investment  and  voting  power over the units  being  offered by the
     Kaniewski Family LP.
(5)  Scott Kaniewski's  wife,  Stacey Kaniewski,  is the sole trustee of the KFP
     Trust.  As a result,  Stacey  Kaniewski  is the  natural  person  who holds investment and voting power over the units being offered by the KFP Trust.

          Our  registration  of the units included in this  prospectus  does not necessarily  mean that each of the selling  unitholders  will opt to sell any of the units offered in this  prospectus.  The units covered by this prospectus may be sold from time to time by the selling  unitholders so long as this prospectus remains in effect.

                                 TRANSFER AGENT

          The transfer  agent and registrar for our units is  Continental  Stock
Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

          The selling unitholders and any of their pledgees,  donees,  assignees and  successors-in-interest  may,  from  time to time,  sell any or all of their units on any stock exchange,  market or trading  facility on which the units are traded or in private  transactions.  These  sales may be at fixed or  negotiated prices.  Subject to compliance with applicable law, the selling  unitholders may use any one or more of the following methods when selling shares:

          o    ordinary  brokerage  transactions  and  transactions in which the broker-dealer solicits purchasers;

          o    block trades in which the broker-dealer  will attempt to sell the units as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                                       11

          o    purchases  by a  broker-dealer  as  principal  and  resale by the broker-dealer for its account;

          o    an  exchange  distribution  in  accordance  with the rules of the applicable trading facility;

          o    privately negotiated transactions;

          o    short sales;

          o    broker-dealers  may agree with the selling  unitholders to sell a specified number of such units at a stipulated price per share;

          o    a combination of any such methods of sale; and

          o    any other method permitted pursuant to applicable law.

          The selling  unitholders  may also sell units under Rule 144 under the
Securities Act, if available, rather than under this prospectus.

          Broker-dealers  engaged by the  selling  unitholders  may  arrange for other  brokers-dealers  to  participate  in sales.  Broker-dealers  may  receive commissions or discounts from the selling  unitholders (or, if any broker-dealer acts as agent for the purchaser of units,  from the  purchaser) in amounts to be negotiated.  The  selling  unitholders  do  not  expect  these  commissions  and discounts to exceed what is customary in the types of transactions involved.

          The  selling  unitholders  may  from  time to time  pledge  or grant a security interest in some or all of the units owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell of units from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable  provision of the  Securities  Act of 1933  amending  the list of  selling  unitholders  to include  the  pledgee,  transferee  or other  successors  in interest as selling unitholders under this prospectus.

          Upon our being  notified in writing by a selling  unitholder  that any material  arrangement has been entered into with a broker-dealer for the sale of units  through  a  block  trade,  special  offering,  exchange  distribution  or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus  will be  filed,  if  required,  pursuant  to Rule  424(b)  under the
Securities Act,  disclosing (i) the name of each such selling  unitholder and of the participating broker-dealer(s), (ii) the number of units involved, (iii) the price at which such the units were sold, (iv) the commissions  paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this  prospectus,  and (vi) other facts material to the  transaction.  In addition,  upon our being  notified  in writing by a selling  unitholder  that a donee or pledge  intends  to sell  more than 500  units,  a  supplement  to this prospectus  will be  filed  if  then  required  in  accordance  with  applicable securities law.

                                       12

          The  selling   unitholders  also  may  transfer  the  units  in  other
circumstances,  in which case the  transferees,  pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

          The  selling  unitholders  and any  broker-dealers  or agents that are involved  in  selling  the units may be deemed to be  "underwriters"  within the meaning of the Securities Act in connection with such sales. In such event,  any commissions  received  by such  broker-dealers  or agents  and any profit on the resale  of the  units  purchased  by  them  may  be  deemed  to be  underwriting commissions or discounts under the Securities  Act. Each selling  unitholder has represented  and  warranted  to us  that it  does  not  have  any  agreement  or understanding, directly or indirectly, with any person to distribute the units.

          We  have  agreed  to  pay  all  fees  and  expenses  incident  to  the registration of the units.

                              THE LITIGATION TRUST

OUR FORMATION AND PURPOSE

          We were  formed on January  12,  2004 as a  condition  to closing  the consolidation  by Empire  Resorts  with  Monticello  Raceway  Management,  Inc.,
Monticello Casino Management,  LLC, Monticello Raceway Development  Company, LLC
and Mohawk Management,  LLC. Also on January 12, 2004, Empire Resorts,  Catskill
Development, L.L.C., Monticello Raceway Management, Mohawk Management, Joseph E.
Bernstein,  Paul A. deBary, our litigation trustees, and Christiana Bank & Trust
Company, our administrative trustee, entered into our declaration of trust. Each of Catskill  Development,  Monticello Raceway  Development and Mohawk Management
assigned  to us all of their  claims  under or  related  to the  alienation  and frustration of their agreements and business relations with the St. Regis Mohawk
Tribe and their rights to any proceeds from any judgment or settlement  that may arise from any  litigation  relating to that claim,  including  (1) that certain litigation entitled Catskill Development, L.L.C., Mohawk Management, L.L.C., and
Monticello  Raceway  Development  Company,  L.L.C.,  Plaintiffs.  v. Park  Place
Entertainment  Corporation,  Defendant.  (Civil Action No. 00CIV8660  (CM)(GAY))
(United  States  District  Court  Southern  District  Of New  York) and (2) that certain litigation  entitled Catskill  Development,  L.L.C.,  Mohawk Management,
L.L.C., and Monticello Raceway Development Company, L.L.C.,  Plaintiffs. v. Gary
Melius,  Ivan  Kaufman,  Walter  Horn,  President  R.C. - St.  Regis  Management
Company,  et al,  Defendants.  (Index No. 891/03) (Supreme Court of the State of
New York County of Sullivan). Our purposes are the prosecution of our litigation claims through the recovery of any  settlements or final  judgments  thereof and the distribution of the net amount of any such recoveries to our  beneficiaries.
We have  retained  several law firms to prosecute  our  litigation  claims.  The attorneys  retained by us to prosecute our  litigation  claims are paid based on hourly  rates,  subject to  certain  limitations.  In  addition,  the  attorneys retained  by us for the  appeal of our  litigation  claims  against  Park  Place
Entertainment are currently entitled to a $100,000 success fee.

                                       13

OUR TERMINATION

          If at any time our litigation  trustees  determine,  in their absolute discretion,  that our assets are not sufficient to justify our continuance,  the litigation trust may be terminated by our litigation trustees. In addition,  the litigation  trust shall terminate on the date that all of our litigation  claims shall have been fully  prosecuted to final judgment or dismissal,  including all appeals, and all of our assets shall have been distributed to our beneficiaries.

LINE OF CREDIT

          Empire Resorts has provided us with an  irrevocable  line of credit of up to $2,500,000  to provide funds to pay any and all of our expenses  permitted under our declaration of trust. No interest is payable on amounts advanced under our line of  credit.  Amounts  outstanding  under our line of  credit  are to be repaid by us from  amounts of any  settlement  or award in  connection  with our litigation  claims after  payment of an amount  necessary to pay our  litigation trustees the fees for their services as our litigation  trustees as set forth in our  declaration of trust.  Repayment of amounts  outstanding  under our line of credit  may be made as a whole or in part from time to time at any time  without notice.  We may reborrow any amounts so repaid.  Our line of credit shall remain in full force and effect until termination of the litigation trust.

BACKGROUND OF OUR LITIGATION CLAIMS

          In 1996, a group of businessmen formed a coalition with Empire Resorts and two other  entities  and  commenced  negotiations  with the St. Regis Mohawk
Tribe about  developing a gaming casino on land adjacent to Monticello  Raceway.
This coalition then formed three entities to accomplish  distinct aspects of the project:

          o    Catskill  Development was formed to acquire the land on which the casino would be built and obtain  approval for and  implement the transfer of the land to the United States of America in trust for the St. Regis Mohawk Tribe for off-reservation gaming.

          o    Monticello  Raceway  Development was formed to develop the casino property,  and  provide  technical  expertise  for the  planning, design,  engineering,  and  construction of the casino.  It would also help the St. Regis Mohawk Tribe in obtaining  financing  for the casino undertaking.

          o    Mohawk Management was formed to manage the casino.

          Each party  negotiated a separate  contract  with the St. Regis Mohawk
Tribe to cover its role. Thus,  Catskill  Development,  after acquiring title to
Monticello  Raceway and the surrounding  property for $10 million,  negotiated a
land  purchase  agreement;   Mohawk  Management  negotiated  a  gaming  facility
management  agreement;  and Monticello Raceway  Development  negotiated a gaming facility  development  and  construction  agreement.  Each of the land  purchase agreement  and gaming  facility  management  agreement  were  subject to certain regulatory  approvals  from the Bureau of Indian  Affairs,  the National  Indian
Gaming Commission and the State of New York.

                                       14

          On August 2,  1996,  Catskill  Development  applied  to the  Bureau of
Indian Affairs and National  Indian Gaming  Commission to place 29 acres of land adjacent  to  Monticello  Raceway in trust  status and to approve the land for a gaming casino. The Bureau of Indian Affairs then spent 3 1/2 years reviewing and
processing  the  application,   finally  approving  it  on  April  6,  2000  and
simultaneously requesting that New York State Governor George Pataki concur.

          Before the  Governor  could  formally  concur or the  National  Indian
Gaming  Commission  could approve the casino  management  agreement,  Park Place
Entertainment  Corporation,  the world's largest gaming corporation and Atlantic
City's largest casino operator,  entered into an agreement providing for the St.
Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place Entertainment Corporation,  which conflicted with their agreements with Catskill Development, Monticello Raceway Development and Mohawk Management.
In an agreement  executed on April 14, 2000, the St. Regis Mohawk Tribe promised to work exclusively with Park Place Entertainment Corporation for consideration, among  other  things,  of  $3,000,000  in  cash  and  Park  Place  Entertainment
Corporation's  promise to  indemnify  the St.  Regis  Mohawk  Tribe  against any litigation that may result.  For a new casino project at another location in the
Catskills,  Park Place Entertainment  Corporation and the St. Regis Mohawk Tribe
agreed  to  enter  into  agreements  very  similar  to  those  between  Catskill
Development,  Monticello  Raceway  Development and Mohawk Management and the St.
Regis Mohawk Tribe, substituting Park Place Entertainment Corporation's name for
that  of  Catskill  Development,   Monticello  Raceway  Development  and  Mohawk
Management.

          In response to these events, each of Catskill Development,  Monticello
Raceway  Development and Mohawk Management  brought the litigation  against Park
Place  Entertainment  Corporation,  asserting  claims  under  New  York  law for intentional  interference  with  contractual  relations  and  interference  with business  relations.  The  trial  court  subsequently  dismissed  the  claim for intentional  interference  with  contractual  relations  on the grounds that the contracts were subject to certain approvals and granted Park Place Entertainment
Corporation's  motion for summary judgment with respect to the interference with business  relations  complaint  on the  grounds  that  insufficient  evidence of causation or wrongful  conduct had been  produced,  effectively  dismissing  the entire case. These court rulings,  however,  have been appealed. In addition, on
October  7,  2003,  after  receiving  a remand of  jurisdiction  from the Second
Circuit  Court of Appeals,  the trial court  granted the  plaintiffs'  motion to
vacate  the  earlier   decision   granting   summary   judgment  to  Park  Place
Entertainment  Corporation,  in order to allow additional discovery  proceedings with respect to evidence that the plaintiffs had not received in connection with their earlier discovery requests prior to the summary judgment decision.

          Separately,   on  April  11,  2003,  each  of  Catskill   Development,
Monticello  Raceway  Development  and  Mohawk  Management  filed the  litigation against  Gary Melius,  Ivan  Kaufman and Walter Horn,  each of whom served as an intermediary  between the St. Regis  Mohawk  Tribe and Park Place  Entertainment
Corporation during Park Place Entertainment  Corporation's  successful effort to induce the St. Regis Mohawk Tribe to renounce  their  agreements  with  Catskill
Development,  Monticello  Raceway  Development and Mohawk  Management and commit their casino efforts  exclusively to Park Place  Entertainment  Corporation.  In this  lawsuit,  the  plaintiffs  have alleged that the  defendants  engaged in a

                                       15

conspiracy to restrain and interfere with the  plaintiffs'  efforts to develop a casino in Monticello, New York with the St. Regis Mohawk Tribe. In addition, the plaintiffs have alleged that the defendants engaged in a fraud and conspiracy by withholding  material  evidence from the  plaintiffs  in  connection  with their lawsuit against Park Place Entertainment Corporation. The plaintiffs are seeking
$2 billion in  damages.  This  lawsuit  is still in its  preliminary  stages and prosecution of the suit may be deferred pending the resolution of certain issues related to the lawsuit against Park Place Entertainment Corporation.

          At this time it is too  difficult to determine  whether  there will be any  judgments  or awards  based on either  the  litigation  against  Park Place
Entertainment  Corporation or the litigation  against Gary Melius,  Ivan Kaufman and Walter Horn or on any other lawsuit based on our litigation claims.

OUR EXPENSE AND RECOVERY ACCOUNTS

          We have  established  a fund to be  maintained  by our  administrative trustee which shall consist of two accounts,  an expense  account and a recovery account.  For this fund, our administrative  trustee may establish on our behalf one or more accounts  with banks or brokerage  firms in which all or part of our moneys or  investments  to be deposited  in this fund may be held,  invested and reinvested by our administrative trustee pending disbursement or distribution as provided in our declaration of trust. Any amount on deposit in this fund that is not required to be held for present use or  distributions  is to be  accumulated and  retained in this fund and  invested and  reinvested  by our  administrative trustee as directed in the sole  discretion of our litigation  trustees so as to obtain a reasonable return on investment with proper regard for the preservation of the principal and so as to be reasonably  available at the times estimated to be necessary for the purposes of the litigation trust.

DEPOSITS TO AND PAYMENTS OUT OF OUR EXPENSE ACCOUNT

          Amounts  drawn on our line of  credit,  amounts  transferred  from our recovery  account to our expense account as provided in our declaration of trust and any other amounts  received by us, other than amounts received as a recovery of any settlement or award of our litigation  claims, are to be deposited in our expense account.  Amounts in our expense account are to be used to pay necessary or useful  expenses,  as determined  in the sole and absolute  discretion of our litigation trustees.

          Our  administrative  trustee is to make  payments  out of our  expense account upon (i) the written  direction of one of our litigation  trustees as of the first business day of each calendar quarter to pay the quarterly fees of our litigation trustees and our administrative  trustee,  and (ii) written direction signed by one of our litigation trustees with respect to expenses set forth in a budget  (provided  that the  litigation  trustee  shall  specify in the  written direction  the line item of such budget that  includes such expense) and by both
of  our   litigation   trustees  with  respect  to  all  other   expenses.   Our
administrative   trustee   has  no   obligation   to  verify  that  the  amounts
requisitioned  are  to be  used  for  the  purposes  of  the  litigation  trust.
Notwithstanding  anything  to the  contrary  in our  declaration  of trust,  our litigation  trustees  may,  at any  time  and  from  time to  time,  direct  our administrative  trustee to pay any expense of our litigation  claims or apply to

                                       16

or for the benefit of our  beneficiaries  so much or the entire principal of our expense account, as our litigation trustees, in their sole discretion,  may deem available.

DEPOSITS TO AND DISTRIBUTIONS FROM OUR RECOVERY ACCOUNT

          The amount of proceeds  received on account of any settlement or award in  connection  with our  litigation  claims  shall be deposited in our recovery account.  In the event that we receive any proceeds on account of any settlement or  award,  an  amount  necessary  to pay  any of our  current  debts  or  other obligations  and to provide for our future  expenses shall be transferred to our expense account from our recovery  account or applied directly to the retirement of such debts or other obligations at the direction of our litigation  trustees.
Not later than thirty days after the close of each calendar  year, if there have been deposits in our recovery account during such year, or within thirty days of receipt  by  our  administrative  trustee  of a  notice  of  termination  of the litigation trust, our administrative  trustee shall calculate the balance in our recovery  account  at the end of such year or as of the date of such  notice and the amount so calculated  shall be withdrawn from our recovery account and shall be applied and used to make  distributions  for the  purposes of the  litigation trust as follows:

          FIRST: An amount  necessary to pay our litigation  trustees their fees for their services as litigation trustees.

          SECOND:  If any amount remains after the above  requirements have been met,  $7,500,000  shall be paid to  Empire  Resorts  to  reimburse  it for prior expenses  incurred  in  connection  with our  litigation  claims and any amounts outstanding under our line of credit shall be repaid to Empire Resorts.

          THIRD:  If any amount remains after the above  requirements  have been met,  such  amount  remaining  shall  be  divided  among  our  beneficiaries  in proportion to their ownership of our units as shown on the registration books of our administrative trustee or transfer agent, as applicable, as of the date that such distribution is made.

          All  distributions  of the litigation trust are to be made in the sole discretion of our litigation trustees.  In making and scheduling  distributions,
neither  of  our   litigation   trustees   shall  have  any   liability  to  our
beneficiaries,  or to our potential  beneficiaries,  or to any other person, for any  failure or alleged  failure to follow such  direction  nor shall any of our litigation  trustees be subject to suit by any person that contests the validity of any action taken under our  declaration of trust or seeks to compel or direct the use, investment or application of amounts in the litigation trust other than as determined in the discretion of our litigation trustees.

RESALE OF OUR UNITS

          Our units  registered  in the  Registration  Statement  of which  this prospectus is a part will be freely  transferable  by their holders,  except for those holders who may be deemed to be our "affiliates"  under applicable federal securities laws.

                                       17

NO EXISTING TRADING MARKET FOR OUR UNITS

          There is no current trading market for our units and one is not likely to  develop.  We have no current  plans to apply to have our units  traded on an exchange or a national  market.  Even if a market for our units develops,  there would likely be minimal trading, limited liquidity and there can be no assurance as to the price at which our units  would trade at any time and such price could be subject to rapid and substantial change,  depending upon, among other things, developments regarding our litigation claims. See "Risk Factors."

INDEMNIFICATION

          We are required to indemnify,  to the fullest extent permitted by law,
Empire Resorts,  Monticello  Raceway  Management,  Monticello Casino Management,
Monticello Raceway Development,  Mohawk Management, our litigation trustees, our administrative  trustee  and any of  their  officers,  directors,  stockholders, members, partners,  employees,  representatives,  custodians,  nominees, agents, heirs,  successors,  assigns or affiliates in  connection  with any  threatened, pending or  completed  action,  suit or  proceeding,  whether  civil,  criminal,
administrative  or  investigative  by  any  individual,   corporation,   estate,
partnership,  joint venture, association, joint stock company, limited liability company,  trust,  unincorporated  association,  or  government  or any agency or political  subdivision thereof, or any other entity of whatever nature,  arising out of or relating to the litigation  trust, our line of credit,  our litigation
claims,   or  any  acts  or  omissions  of  our   litigation   trustees  or  our
administrative trustee in their capacity or purportedly in their capacity as our litigation  trustees  or our  administrative  trustee,  as the case  may be,  or
actions  taken  by  our  litigation  trustees  or  our  administrative   trustee
(including  actions  taken  by our  litigation  trustees  or our  administrative trustee,  as the case may be in their  capacity as officers or  directors of any entity that is a party to the  consolidation  of Empire Resorts with  Monticello
Recovery   Management,   Monticello  Casino   Management,   Monticello   Raceway
Development  Company and Mohawk Management so long as such actions relate to the litigation trust including,  without limitation, the negotiation of the terms of the  litigation  trust and the approval of the  establishment  of the litigation trust and related  transactions,  but otherwise  excluding  actions taken by our litigation  trustees or our administrative  trustee,  as the case may be in such capacities),  against  any  and all  losses,  liabilities,  damages,  judgments, demands, suits, claims,  assessments,  charges, fines, penalties and other costs and expenses, including attorneys' fees and expenses and other fees and expenses associated with the defense of a claim or incurred by such indemnified person in obtaining  indemnification  under our declaration of trust,  whether or not in a formal proceeding.

          Notwithstanding  the preceding  paragraph,  no  indemnification  shall apply in the case of the indemnification of (i) our litigation trustees,  if our unitholders establish in a final judicial  determination by clear and convincing evidence that damages arose as the result of acts or omissions of our litigation trustees  with  deliberate  intent to injure our  unitholders  or with  reckless disregard for the best  interests of our  unitholders,  (ii) our  administrative trustee,  if it is established in a final  judicial  determination  by clear and convincing  evidence that damages  arose as a result of its gross  negligence or willful  misconduct,  or  (iii)  Empire  Resorts  or  its  successors,  if it is established in a final judicial  determination by clear and convincing  evidence in an action  brought by our  litigation  trustees  or by our  unitholders  that damages  arose as the  result of Empire  Resorts'  or its  successor's  material breach of any of its  obligations  under our line of credit.  The termination of

                                       18

any action, suit or proceeding by judgment,  order, settlement,  conviction,  or upon a plea of nolo contendere or its equivalent,  as applicable,  shall not, of itself,  create a presumption that (i) our litigation  trustees acted or decided with deliberate intent to injure our unitholders or with reckless  disregard for the best interests of our  unitholders,  (ii) our  administrative  trustee acted with gross negligence or willful misconduct, or (iii) our litigation trustees or our unitholders established by clear and convincing evidence that Empire Resorts or its successor  materially  breached any of its obligations  under our line of credit.

          To the fullest extent permitted by law, expenses (including attorneys'
fees and  expenses)  incurred  by an  indemnified  person in  defending a civil, criminal,  administrative or investigative  action, suit or proceeding for which such indemnified  person is entitled to  indemnification  shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (without bond or security) by or on behalf of such indemnified person to repay such amount if it shall  ultimately be determined  that he or it is not  entitled  to be  indemnified  by us as set forth in our  declaration  of trust.

          We may purchase and  maintain  insurance to cover our  indemnification obligations  and  any  other  liabilities  of our  litigation  trustees  and our administrative trustee. We will use amounts from our expense account (or amounts from other sources of the litigation trust) to pay for such insurance.

          The  indemnification  and  advancement  of  expenses  provided  by, or granted  under our  declaration  of trust shall  continue as to a person who has ceased to be an indemnified  person and shall inure to the benefit of the heirs, executors and administrators of such a person.

REPORTS TO OUR BENEFICIARIES

          Our  litigation  trustees are required to issue annual  reports to our beneficiaries  showing our assets and liabilities at the end of each fiscal year and our receipts and  disbursements  for the fiscal year then ended.  The annual reports also will  describe  changes in our assets,  significant  changes in the status of our  litigation  claims  during the reporting  period and  significant actions  taken by our  litigation  trustees  during the period.  Our  litigation trustees are also required to distribute to our  beneficiaries  a special report if, in the opinion of our litigation  trustees, a material event relating to our assets has occurred.

GOVERNING LAW

          Our declaration of trust and the rights of the parties  thereunder are governed  by and  interpreted  in  accordance  with  the  laws of the  State  of
Delaware.

                                       19

                             OUR LITIGATION TRUSTEES

             OUR LITIGATION TRUSTEES AND THEIR AGES ARE AS FOLLOWS:

             Name                                         Age
             ----                                         ---
             Paul A. deBary                               57
             Joseph E. Bernstein                          55

          PAUL A. DEBARY has been a member of Empire Resorts' board of directors since  February 2002. He has also been a Managing  Director at Marquette  deBary
Co.,  Inc.,  a New York based  broker-dealer  since  1997,  where he serves as a financial  advisor for state and local government  agencies,  public and private corporations and non-profits. Prior to assuming his current position, Mr. deBary served as  Managing  Director in the Public  Finance  Department  of  Prudential
Securities  from  1994 to 1997.  He was a  partner  in the law firm of  Hawkins,
Delafield  & Wood in New York from 1975 to 1994.  Mr.  deBary  received an AB in
1968, and an MBA and JD in 1971 from Columbia University.  He is a member of the
American Bar Association, the New York State Bar Association, the Association of
the Bar of the City of New York and the National Association of Bond Lawyers and
serves as President and as a Director of the Society of Columbia Graduates.

          JOSEPH E.  BERNSTEIN  has been a member of  Empire  Resorts'  board of directors  since 2003 and a managing  director of Americas  Tower  Partners.  He started his career as a corporate tax attorney on Wall Street at Cahill Gordon &
Reindel and as an  international  tax  attorney  at  Rosenman & Colin.  He later started his own international tax practice. Since the early 1980s, Mr. Bernstein
(along with his brother Ralph,  and their partner,  Morad Tahbaz,  through their jointly-owned  entity,  Americas  Tower  Partners)  has  been  involved  in  the development  of three million  square feet of commercial  property in Manhattan, including  Americas  Tower, a 50-story office building on Avenue of the Americas and 46th Street, serving as world headquarters to PriceWaterhouseCoopers  and US headquarters to Israel's largest bank, Bank Hapoalim. Americas Tower Partners is presently developing AQUARIA  Entertainment City, a $375 million tourism project in Eilat,  Israel,  and the $100 million Mt. Arbel Resort & Residence Club, with
36 holes of golf  designed  by Robert  Trent  Jones II,  overlooking  the Sea of
Galilee.  Mr.  Bernstein  holds a B.A.  in  economics  from  the  University  of
California  at  Davis;  a B.A.  in  agricultural  business  management  from the
University  of  California  at Davis;  an M.B.A.  in Finance from UCLA  Graduate
School of  Management;  a J.D. from the University of California at Davis School of Law;  and, a Master of Laws Degree  (L.L.M.)  in  taxation  from the New York
University School of Law.

                          COMPENSATION OF OUR TRUSTEES

          COMPENSATION OF OUR LITIGATION TRUSTEES

          Our litigation  trustees are entitled to reimbursement of any expenses incurred  in  carrying  out the  purposes  of the  litigation  trust,  including telephone, mail and messenger,  travel, conference,  meeting, research and other administrative  and office  expenses not paid for directly by us and each of our litigation  trustees shall also receive  compensation  for his services equal to

                                       20

$5,000 per month in accordance  with the terms of our  declaration of trust,  to the extent there are funds  available.  In addition,  Joseph  Bernstein and Paul
deBary shall receive  compensation for their services as our litigation trustees equal  to 4% and 1%,  respectively,  of the  total  amount  deposited  into  our recovery  account in accordance  with the terms of our  declaration of trust, to the extent there are funds  available.  In the event of the resignation or death of a litigation trustee, the percentage fees payable to such litigation trustee, if any, shall be pro rated for time served as a litigation  trustee  between the resigned or deceased litigation trustee and his successor litigation  trustee(s)
and the amount payable to such resigned or deceased  litigation trustee shall be paid  to  the  litigation  trustee  or his  estate  in the  case  of a  deceased litigation trustee;  provided,  however,  that in the case of the resignation or death of Joseph Bernstein, the portion of the fee to be pro-rated shall be equal to 1% of the  total  amount  deposited  into our  recovery  account  and  Joseph
Bernstein or his estate,  as the case may be,  shall  continue to be entitled to receive an amount  equal to 3% of the total amount  deposited  into our recovery account.

          COMPENSATION OF OUR ADMINISTRATIVE TRUSTEE

          Our  administrative  trustee is Christiana  Bank & Trust Company.  The primary  function of our  administrative  trustee is to fulfill the Delaware law requirement  to have one trustee have its  principal  place of business  located within the state of  Delaware.  Our  administrative  trustee  will also  perform certain administrative functions as set forth in our declaration of trust at the direction of our litigation trustees.  Our administrative  trustee shall receive compensation for its services as follows:

          o    Acceptance Fee..................................$5,000.00;
               Includes the first month administration fee

          o    Monthly Administration Fee......................$ 500.00; and

          o    Custody Fee on any cash or marketable  securities,  other than on certain cash balances:

          o    .05 of 1% (5.00 basis points) per annum the first  $10,000,000 of the accounts fair market value; and

          o    .03 of 1% (3.00  basis  points)  per annum on the  balance of the accounts fair market value.

          Plus:  $15 for each DTC or FED  eligible  trade,  if  applicable,  and outgoing wire transfers: $20 per transfer.

          Out of pocket  expenses,  including legal fees,  which may be incurred during the set-up and  administration of the litigation trust, will be billed at cost  in  addition  to the  above-described  fees.  In the  event  that  special administrative services and attention are required due to unusual circumstances, an additional maintenance fee will be charged to cover time and expenses. In the event Christiana Bank & Trust Company is no longer acting as our  administrative trustee,  the  compensation of our  administrative  trustee shall be as mutually agreed to by our litigation trustees and our administrative trustee.

                                       21

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In the  event  there is a  settlement  or award  with  respect  to our litigation claims,  Empire Resorts is to be paid $7,500,000 for reimbursement of prior expenses  incurred in connection  with our litigation  claims prior to our unitholders receiving any proceeds.

          Our  litigation  trustees  are both  current  members  of the Board of
Directors of Empire Resorts.  Our litigation trustees will receive  compensation for  their  services  as  our  litigation  trustees.  See  "COMPENSATION  OF THE
TRUSTEES."

                            DESCRIPTION OF OUR UNITS

          Our beneficial  interests are  represented  by our units.  We have one class of  units  which  represent  an  assignable  and  transferable  beneficial interest in the net proceeds,  if any, to be received by us from the settlements or awards, if any, of our litigation  claims.  Our unitholders have no rights to dividends,  interests,  liquidation preferences or any other distributions.  The holders of our units have no voting rights.

                         UNITS ELIGIBLE FOR FUTURE SALE

          The 19,009,102 units  registered  under the Registration  Statement of which this prospectus is a part will be freely tradable.

                         FEDERAL INCOME TAX CONSEQUENCES

          Each  holder of our units  will be  treated  for  federal  income  tax purposes as the owner of his or her share of our assets.  Our  unitholders  will therefore  be  taxed  upon the  receipt  by us of  proceeds  on  account  of any settlement or award in connection with our litigation claims.  Such proceeds may be taxed as  ordinary  income,  although  the  matter  is not free  from  doubt.
Furthermore,  certain  fees  and  expenses  incurred  by us  may be  treated  as miscellaneous  itemized  expenses  for  our  unitholders  who  are  individuals, deductible  only to the  extent  a  unitholder's  total  miscellaneous  itemized deductions exceed 2% of his or her adjusted gross income.

          The foregoing  discussion  is based upon the Internal  Revenue Code of
1986, as amended, Treasury regulations, and Internal Revenue Service rulings and judicial  decisions  now in  effect,  all of which are  subject to change at any
time,   possibly  with   retroactive   effect,   by  legislative,   judicial  or
administrative  action. In addition, the tax consequences to a particular holder
(including  life  insurance  companies,   tax-exempt  organizations,   financial
institutions,  dealers in securities, foreign corporations and nonresident alien individuals) may be affected by matters not discussed herein.

          BECAUSE THE FEDERAL INCOME TAX  CONSEQUENCES  DISCUSSED  HEREIN DEPEND
UPON EACH HOLDER'S  PARTICULAR  TAX STATUS,  AND DEPEND FURTHER UPON FEDERAL TAX
LAWS,  REGULATIONS,  RULINGS AND  DECISIONS,  WHICH ARE SUBJECT TO CHANGE (WHICH
CHANGES MAY BE RETROACTIVE IN EFFECT),  OUR UNITHOLDERS SHOULD CONSULT THEIR OWN
TAX ADVISORS.

                                       22

                                  LEGAL MATTERS

          The legality of our units in this  prospectus  will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

                                     EXPERTS

          Our  financial  statements  as of January  12,  2004  included in this prospectus have been audited by Marcum & Kliegman LLP,  independent auditors and have been so  included  in  reliance  upon the report of Marcum &  Kliegman  LLP appearing  elsewhere  herein,  given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

          We  are  subject  to the  reporting  requirements  of  the  Securities
Exchange Act of 1934 and, in accordance with that Act, file annual and quarterly reports, proxy statements and other information with the Securities and Exchange
Commission.  These  reports,  proxy  statements  and  other  information  may be inspected and copies of these  materials may be obtained upon payment of fees at the Public  Reference  Room  maintained  by the  Commission at 450 Fifth Street,
N.W., Washington, D.C. 20549. You may obtain information on the operation of the
Public Reference Room by calling the Commission at 1-800-SEC-0330.  In addition, we are  required  to file  electronic  versions  of  these  materials  with  the
Commission  through the Commission's  Electronic and Data Gathering Analysis and
Retrieval   system.   The  Commission   maintains  a  World  Wide  Web  site  at
HTTP://WWW.SEC.GOV  that contains reports,  proxy and information statements and other  information  regarding  registrants  that  file  electronically  with the
Commission.

          We  have  filed  with  the  Securities  and  Exchange  a  registration statement on Form S-1, including exhibits,  schedules and amendments,  under the
Securities Act for the resale of the units being offered under this  prospectus.
This  prospectus  does  not  contain  all of  the  information  included  in the registration  statement (including the exhibits to the registration  statement).
For  further   information  about  us  and  our  units,  please  refer  to  this registration  statement,  which you may inspect,  without charge,  at the public reference facilities of the SEC located at 450 Fifth Street,  N.W.,  Washington,
D.C.  20549 or online at  WWW.SEC.GOV,  or obtain at  prescribed  rates from the public reference facilities of the SEC at the above address.

          You may request,  and we will  provide,  a copy of our filings,  at no cost to you, by writing or telephoning us at the following address:

          Catskill Litigation Trust
          c/o Christiana Bank & Trust Company
          1314 King Street
          Wilmington, Delaware 19801

          This prospectus is part of a registration  statement we filed with the
SEC. You should rely only on the information or representations provided in this prospectus or any related  supplement.  We have authorized no one to provide you with different  information.  The selling  unitholders will not make an offer to sell these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each such document.

                                       23

                          INDEX TO FINANCIAL STATEMENTS

                            CATSKILL LITIGATION TRUST

                                    CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                 F-2

FINANCIAL STATEMENT
      Balance Sheet                                                          F-3

NOTES TO FINANCIAL STATEMENT                                                F4-6

                                       F-1

                          INDEPENDENT AUDITORS' REPORT

To the Trustees
Catskill Litigation Trust

We have audited the accompanying  balance sheet of Catskill  Litigation Trust as of January 12,  2004.  This  financial  statement is the  responsibility  of the
Trustees  of the  Trust.  Our  responsibility  is to  express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statement is free of material  misstatement.  An audit includes examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statement.  An audit also includes assessing the accounting  principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statement  referred to above presents fairly, in all material respects, the financial position of Catskill Litigation Trust as of
January 12, 2004 in conformity with accounting  principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP

New York, New York
January 30, 2004

                                      F-2

                            CATSKILL LITIGATION TRUST

                                  BALANCE SHEET

                               AT JANUARY 12, 2004
--------------------------------------------------------------------------------

                                     ASSETS

ASSETS                                                                $       --
                                                                      ==========

                          LIABILITIES AND TRUST EQUITY

LIABILITIES                                                           $       --

COMMITMENTS AND CONTINGENCIES

TRUST EQUITY
   Units of beneficial interest - 22,702,896 units authorized                 --
    issued and outstanding                                            ----------

      TOTAL LIABILITIES AND TRUST EQUITY                              $       --
                                                                      ==========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                                      F-3

                            CATSKILL LITIGATION TRUST

                          NOTES TO FINANCIAL STATEMENT
--------------------------------------------------------------------------------

NOTE 1 - THE TRUST

         The  Catskill   Litigation  Trust,  a  Delaware  statutory  trust  (the
         "Litigation  Trust"),  was formed by Empire Resorts,  Inc.  ("Empire"),
         Monticello  Raceway  Management,  Inc.,  ("MRMI"),   Monticello  Casino
         Management,  LLC, Monticello Raceway Development  Company, LLC ("MRDC")
         and  Mohawk  Management,   LLC  ("Mohawk")  on  January  12,  2004  and
         22,702,896 units of beneficial  interest were issued to the members and stockholders  of those  entities.  Also,  on January 12, 2004,  Empire,
         Catskill  Development,  L.L.C.  ("Catskill"),  MRMI, Mohawk,  Joseph E.
         Bernstein, Paul A. deBary (Messrs. Bernstein and deBary are hereinafter referred to as the "Litigation Trustees") and Christiana Bank and Trust
         Company (the "Administrative  Trustee") entered into the Declaration of
         Trust of  Catskill  Litigation  Trust  (the  "Declaration  of  Trust").
         Pursuant  to the  Declaration  of  Trust,  Catskill,  MRDC  and  Mohawk
         assigned  to the  Trust all of their  claims  under or  related  to the alienation and frustration of their  agreements and business  relations with the St.  Regis  Mohawk  Tribe and their  rights to any judgment or
         settlement  that  may  arise  from  any  litigation   relating  to  two
         litigations entitled Catskill  Development,  L.L.C.,  Mohawk Management
         L.L.C. and Monticello Raceway Development Company L.L.C., Plaintiffs v.
         Park  Place   Entertainment   Corporation,   Defendant   and   Catskill
         Development,  L.L.C.,  Mohawk  Management,  L.L.C.,  Monticello Raceway
         Development Company,  L.L.C.,  Plaintiffs v. Gary Melius, Ivan Kaufman,
         Walter Horn,  President  R.C. - St. Regis  Management  Company,  et al,
         Defendants  (hereinafter  referred to as the  "Litigation").  If at any time the Litigation Trustees determine,  in their absolute  discretion, that the assets of the  Litigation  Trust are not sufficient to justify its  continuance,  the Litigation  Trustees are authorized to terminate the Litigation Trust. In addition, the Litigation Trust shall terminate on the date that all  litigation  has been  fully  prosecuted  to final judgment or dismissal,  including all appeals, and all Litigation Trust assets have been distributed to the Litigation Trust's beneficiaries.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates in the Financial Statements

         The  preparation of financial  statements in conformity with accounting principles  generally accepted in the United States of America requires the trustees to make estimates and assumptions that affect the reported amounts of assets and liabilities  and disclosure of contingent  assets and  liabilities  at the  date  of the  financial  statements  and  the reported amounts of revenues and expenses during the reporting  period.
         Actual results could differ from those estimates.

                                      F-4

         INCOME TAXES

         For Federal income tax purposes,  the Litigation  Trust is treated as a grantor trust.  Under the grantor trust rules, each holder of a unit of beneficial  interest is treated as the owner of his or her share of the
         Litigation Trust's assets, income and expenses.

NOTE 3 - LINE OF CREDIT

         Empire,  a related  party,  has  provided the  Litigation  Trust with a line-of-credit of up to $2,500,000.  The line-of-credit can be utilized to pay  all  expenses  of the  Litigation  Trust  permitted  under  the
         Declaration of Trust,  including but not limited to  professional  fees and  Litigation  and  Administrative  Trustees fees and  expenses.  The line-of-credit  is  non-interest  bearing  and is to be repaid from any
         amounts   received  from   litigation   settlements   or  awards.   The
         line-of-credit expires upon the termination of the Litigation Trust.

NOTE 4 - DISTRIBUTIONS

         The  distribution  of any net proceeds from  litigation  settlements or awards,  after amounts applied to expenses of the Litigation Trust, are to be made at the sole  discretion of the Litigation  Trustees and will be distributed as follows:

         First:  An amount  necessary to pay the Litigation  Trustees their fees arising from litigation settlements or awards. (See Note 5)

         Second:  If any amounts remain,  $7,500,000  shall be paid to Empire to reimburse it for expenses  incurred in connection  with the  Litigation prior  to the  formation  of  the  Litigation  Trust  and  any  amounts outstanding under the line-of-credit.

         Third: If any amount remains after the above requirements are met, such amount  remaining  shall be  divided  among  the  beneficiaries  of the
         Litigation  Trust in proportion  to their  ownership of Units as of the date the distribution is made.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         COMPENSATION OF LITIGATION TRUSTEES
         Each of the two Litigation  Trustees is entitled to annual compensation of $60,000 plus  reimbursement  of expenses  incurred  carrying out the purpose of the Litigation  Trust. In addition,  one trustee is entitled to 4%, and the other 1%, of any litigation settlements or awards.

         COMPENSATION OF THE ADMINISTRATIVE TRUSTEE
         The  Administrative  Trustee is  entitled  to a $5,000  acceptance  fee
         (which  includes  the  first  month  administrative  fee) and a monthly administrative fee of $500. In addition,  the Administrative Trustee is entitled  to a custody  fee on certain  cash  balances  and  marketable securities of .5% per annum on the first  $10,000,000 of fair value and
         .3% on the excess and reimbursement for certain fees and expenses.

                                      F-5

         EXPENSES PAID BY EMPIRE PRIOR TO THE FORMATION OF THE TRUST
         As  discussed  in Note 4, the Trust is obligated to pay to Empire up to
         $7,500,000.  This amount represents Empire's expenses incurred prior to the formation of the  Litigation  Trust.  The amount is payable  solely from the proceeds of litigation settlements or awards.

NOTE 6 - CERTAIN RELATIONSHIPS

         The Litigation  Trustees are both currently members of the Empire Board of Directors.

                                      F-6

================================================================================

No one  (including  any  salesman or broker) is  authorized  to provide  oral or written information about this offering that is not included in this prospectus.

May 14, 2004

                            CATSKILL LITIGATION TRUST

                                19,009,102 UNITS

                             -----------------------

                                   PROSPECTUS
                             -----------------------